EXHIBIT 99.1

Broadwind Announces Fourth Quarter and Full-Year 2025 Results

CICERO, Ill., March 11, 2026 (GLOBE NEWSWIRE) -- Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the fourth quarter and full-year 2025.

FOURTH QUARTER 2025 RESULTS
(As compared to the fourth quarter 2024)

  Total revenue of $37.7 million, +12.4% y/y
  GAAP net loss of ($0.9) million, or ($0.04) per share
  Total non-GAAP adjusted EBITDA of $1.9 million, or 5.0% of total revenue (for a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release)
  Ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA of 1.6x as of December 31, 2025

FULL-YEAR 2025 RESULTS
(As compared to the full-year 2024)

  Total revenue of $158.1 million, +10.4% y/y
  GAAP net income of $5.2 million, or $0.23 per share
  Total non-GAAP adjusted EBITDA of $8.7 million, or 5.5% of total revenue*

*Excludes $8.2 million gain on sale related to the completed divestiture of industrial fabrication operations on September 8, 2025

MANAGEMENT COMMENTARY

“2025 marked a pivotal year in our evolution as a leading precision manufacturing partner to global OEMs,” stated Eric Blashford, President and CEO of Broadwind. “Over the past year, we expanded our presence within a growing set of applications and vertical markets, including power generation, while reinforcing operational rigor and balance sheet discipline across the organization. The divestiture of our industrial fabrication operations in the third quarter represented an important milestone, optimizing our asset base and increasing balance sheet optionality, positioning us to redeploy capital toward higher-value growth opportunities as we enter 2026.”

“Our fourth quarter performance came in-line with the preliminary full-year results we issued in early February 2026,” continued Blashford. “Demand conditions were strong during the fourth quarter, supported by robust project activity across our Gearing and Industrial Solutions segments. Orders grew 38% year-over-year in both segments, reflecting accelerating demand across mid-sized and utility-scale natural gas turbines.”

“In March, we received a $6 million order for precision-machined gearing products used in natural gas turbines,” noted Blashford. “This represents a follow-on order related to one we first announced in July 2025, and we expect fulfillment to occur in the fourth quarter of 2026 and into 2027.”

“We enter 2026 with nearly $25 million of cash and available liquidity to support the profitable growth of our business,” stated Blashford. “At the end of the fourth quarter, our ratio of net debt to trailing-twelve-month adjusted EBITDA was 1.6x, within our targeted range of less than 2.0x. Looking ahead, our capital allocation priorities remain unchanged, as we continue to prioritize a combination of organic growth investments and opportunistic share repurchases, while continuing to evaluate accretive, bolt-on acquisitions that further enhance our capabilities within both new and existing vertical markets.”

“Today, we reiterated our financial guidance for full-year 2026, supported by expectations for continued demand strength as we look toward the balance of the year,” concluded Blashford. “Our fully domestic manufacturing footprint, highly skilled workforce, long-standing OEM partnerships, and deep engineering expertise position Broadwind to capitalize on the multi-year investment cycle underway across power generation and critical infrastructure.”

CONSOLIDATED FOURTH QUARTER AND FULL-YEAR 2025 FINANCIAL RESULTS

Broadwind reported a net loss of ($0.9) million, or ($0.04) per share in the fourth quarter 2025, compared to a net loss of ($0.9) million, or ($0.04) per share, in the fourth quarter 2024. The Company reported adjusted EBITDA, a non-GAAP measure, of $1.9 million in the fourth quarter compared to $2.1 million in the prior year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Fourth quarter results were impacted by a raw material supply disruption associated with an OEM customer’s directed-buy program, which reduced manufacturing throughput and operating efficiency during the period. The Company has implemented corrective actions to address the issue and expects operations to normalize during the first quarter of 2026.

Revenue increased more than 12% on a year-over-year basis in the fourth quarter due to increased sales within the Heavy Fabrications and Industrial Solutions segments, partially offset by lower sales in the Gearing segment. Heavy Fabrications revenue increased 6%, compared to the prior year period, primarily due to increased demand for wind tower sections and repowering adapters. Industrial Solutions revenue grew 60% year-over-year, due primarily to strong demand for natural gas turbine content. While in the Gearing segment, revenue declined year-over-year due to lower customer demand from most markets served, partially offset by increased sales in the power generation and oil & gas verticals.

Total orders increased 3% in the fourth quarter, when compared to the prior year period, led by 38% year-over-year growth in the Gearing and Industrial Solutions segments, partially offset by a 20% year-over-year decline in the Heavy Fabrications segment. Within the Industrial Solutions segment, the backlog reached $38.1 million, a new record during the fourth quarter.

At the end of the fourth quarter, Broadwind had total cash and availability under its credit facility of $25 million. The Company’s ratio of net debt to trailing twelve month Adjusted EBITDA was 1.6x at the end of the fourth quarter 2025.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers and compressed natural gas pressure reducing systems.

Heavy Fabrications segment sales increased by 6% to $21.6 million in the fourth quarter 2025, as compared to the prior-year period, primarily driven by a increase in wind-related revenue. The segment reported operating income of $0.4 million in the fourth quarter, as compared to operating income of $1.3 million in the prior year period. Segment non-GAAP adjusted EBITDA was $1.6 million in the fourth quarter, as compared to $2.6 million in the prior-year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing, precision machined components and heat treat services to a broad set of customers in diverse markets, including power generation, oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by 8% to $7.0 million in the fourth quarter 2025, as compared to the prior year period, primarily driven by softness in demand from most markets served, partially offset by increasing demand from our power generation and oil & gas verticals. The segment reported an operating loss of ($0.9) million in the fourth quarter, compared to an operating loss of ($0.6) million in the prior year period. Segment non-GAAP adjusted EBITDA was ($0.3) million in the fourth quarter, as compared to $0.1 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales increased by 60% to $9.4 million in the fourth quarter 2025, as compared to the prior year period, primarily driven by increased demand for natural gas turbine content. The segment reported operating income of $1.3 million in the fourth quarter compared to operating income of $0.4 million in the prior year period. Segment non-GAAP adjusted EBITDA was $1.5 million in the fourth quarter, as compared to $0.6 million in the prior year period.

FINANCIAL GUIDANCE

Today, Broadwind reaffirmed its financial guidance for the full-year 2026. The following financial guidance reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

	Full-Year 2026
$ in millions	Low	Midpoint	High

Total Revenue	$140.0	$145.0	$150.0
Non-GAAP Adjusted EBITDA	$8.0	$9.0	$10.0

FOURTH QUARTER AND FULL-YEAR 2025 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, March 11, 2026, at 11:00 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference: 877-407-9716

To listen to a replay of the teleconference, which will be available through Wednesday, March 18, 2026:

Teleconference Replay: 844-512-2921
Conference ID: 13758099

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for power generation, critical infrastructure, and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses, other non-cash gains and losses, and the gain from the sale of the Manitowoc industrial fabrication operations) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our expectations and beliefs with respect to our financial guidance as set forth in the Company’s press releases from time to time; (ii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related phase out, extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iv) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (v) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vi) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (vii) our ability to continue to grow our business organically and through acquisitions; (viii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (ix) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (x) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xi) our ability to realize revenue from customer orders and backlog; (xii) the economy and the potential impact it may have on our business, including our customers; (xiii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvi) the effects of the change of administrations in the U.S. federal government; (xvii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xviii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xix) the effects of proxy contests and actions of activist stockholders; (xx) the limited trading market for our securities and the volatility of market price for our securities; (xxi) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and in Part II, Item 1A of our current year Quarterly Reports on Form 10-Q, and in our other filings with the Securities and Exchange Commission. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash	$456	$7,721
Accounts receivable, net	15,836	13,454
AMP credit receivable	2,564	2,533
Contract assets	900	836
Inventories	42,008	39,950
Prepaid expenses and other current assets	2,503	2,374
Total current assets	64,267	66,868
LONG-TERM ASSETS:
Property and equipment, net	39,464	45,572
Operating lease right-of-use assets, net	11,892	13,841
Intangible assets, net	741	1,403
Other assets	441	606
TOTAL ASSETS	$116,805	$128,290

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$5,036	$1,454
Current portion of finance lease obligations	2,111	2,266
Current portion of operating lease obligations	2,306	2,115
Accounts payable	17,357	16,080
Accrued liabilities	2,182	3,605
Customer deposits	2,692	18,037
Total current liabilities	31,684	43,557
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	5,094	7,742
Long-term finance lease obligations, net of current portion	2,482	3,777
Long-term operating lease obligations, net of current portion	11,252	13,799
Other	4	15
Total long-term liabilities	18,832	25,333
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 23,584,677 and 22,593,589 shares issued as of December 31, 2025 and
December 31, 2024, respectively	24	23
Treasury stock, at cost, 273,937 shares as of December 31, 2025 and December 31, 2024,
respectively	(1,842)	(1,842)
Additional paid-in capital	403,210	401,564
Accumulated deficit	(335,103)	(340,345)
Total stockholders' equity	66,289	59,400
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$116,805	$128,290

BROADWIND, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Revenues	$37,740	$33,565	$158,052	$143,136
Cost of sales	34,428	29,776	141,919	121,947
Gross profit	3,312	3,789	16,133	21,189

OPERATING EXPENSES (INCOME):
Selling, general and administrative	3,216	3,912	15,021	16,303
Loss (gain) on sale of Manitowoc industrial fabrication operations	13	-	(8,200)	-
Intangible amortization	165	165	661	661
Total operating expense, net	3,394	4,077	7,482	16,964
Operating (loss) income	(82)	(288)	8,651	4,225

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(860)	(762)	(3,386)	(3,078)
Other, net	71	77	64	79
Total other expense, net	(789)	(685)	(3,322)	(2,999)

Net (loss) income before provision for income taxes	(871)	(973)	5,329	1,226
(Benefit) provision for income taxes	(9)	(59)	87	74
NET (LOSS) INCOME	$(862)	$(914)	$5,242	$1,152

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
Net (loss) income	$(0.04)	$(0.04)	$0.23	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	23,243	22,172	22,873	21,896

NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
Net (loss) income	$(0.04)	$(0.04)	$0.23	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	23,243	22,224	22,980	21,975

BROADWIND, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Twelve Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,242	$1,152

Adjustments to reconcile net cash (used in) provided by operating activities:
Depreciation and amortization expense	6,310	6,684
Deferred income taxes	(10)	-
Stock-based compensation	638	1,160
Allowance for credit losses	103	(5)
Common stock issued under defined contribution 401(k) plan	1,264	1,199
Gain on sale of assets	(8,202)	(114)
Changes in operating assets and liabilities:
Accounts receivable	(2,485)	5,782
AMP credit receivable	(31)	4,518
Contract assets	(64)	624
Inventories	(2,479)	(2,545)
Prepaid expenses and other current assets	(259)	1,126
Accounts payable	1,358	(4,392)
Accrued liabilities	(1,423)	(2,872)
Customer deposits	(15,345)	1,537
Other non-current assets and liabilities	(2)	(48)
Net cash (used in) provided by operating activities	(15,385)	13,806

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,630)	(3,618)
Net proceeds from sale of Manitowoc industrial fabrication operations	12,522	-
Net proceeds from disposals of property and equipment	-	159
Net cash provided by (used in) investing activities	8,892	(3,459)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit, net	3,901	(4,637)
Payments for deferred financing costs	-	(20)
Proceeds from long-term debt	-	4,107
Payments on long-term debt	(2,967)	(1,399)
Payments on finance leases	(1,450)	(1,646)
Shares withheld for taxes in connection with issuance of restricted stock	(256)	(130)
Net cash used in financing activities	(772)	(3,725)

NET (DECREASE) INCREASE IN CASH	(7,265)	6,622
CASH beginning of the period	7,721	1,099
CASH end of the period	$456	$7,721

Supplemental cash flow information:
Interest paid	$1,426	$1,555
Income taxes paid	$164	$192

Non-cash investing and financing activities:
Equipment additions via finance lease	$-	$1,376
Non-cash purchases of property and equipment	$80	$257

SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
ORDERS:
Heavy Fabrications	$17,965	$22,428	$42,168	$53,934
Gearing	9,688	7,016	40,324	26,562
Industrial Solutions	11,110	8,026	48,946	27,317
Total orders	$38,763	$37,470	$131,438	$107,813

REVENUES:
Heavy Fabrications	$21,561	$20,429	$101,161	$82,657
Gearing	7,049	7,630	27,368	35,588
Industrial Solutions	9,370	5,863	30,252	26,056
Corporate and Other	(240)	(357)	(729)	(1,165)
Total revenues	$37,740	$33,565	$158,052	$143,136

OPERATING INCOME/(LOSS):
Heavy Fabrications	$384	$1,296	$14,619	$7,128
Gearing	(926)	(567)	(3,188)	(138)
Industrial Solutions	1,309	413	2,569	3,265
Corporate and Other	(849)	(1,430)	(5,349)	(6,030)
Total operating income (loss)	$(82)	$(288)	$8,651	$4,225

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (Loss) Income	$(862)	$(914)	$5,242	$1,152
Interest Expense	860	762	3,386	3,078
Income Tax (Benefit) Provision	(9)	(59)	87	74
Depreciation and Amortization	1,492	1,698	6,310	6,684
Share-based Compensation and Other Stock Payments	406	662	1,874	2,347
Gain on Sale of Manitowoc Industrial Fabrication Operations	13	-	(8,200)	-
Proxy Contest-Related Expenses	-	-	-	(10)
Adjusted EBITDA (Non-GAAP)	$1,900	$2,149	$8,699	$13,325

Heavy Fabrications Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net (Loss) Income	$(169)	$167	$12,987	$6,755
Interest Expense	437	218	1,370	1,071
Income Tax Provision (Benefit)	187	991	333	(617)
Depreciation	802	1,006	3,586	3,938
Gain on Sale of Manitowoc Industrial Fabrication Operations	13	-	(8,293)	-
Share-based Compensation and Other Stock Payments	283	202	682	791
Adjusted EBITDA (Non-GAAP)	$1,553	$2,584	$10,665	$11,938

Gearing Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Loss	$(973)	$(651)	$(3,421)	$(405)
Interest Expense	53	75	230	237
Income Tax (Benefit) Provision	(5)	9	3	30
Depreciation and Amortization	535	556	2,171	2,183
Share-based Compensation and Other Stock Payments	109	104	441	441
Adjusted EBITDA (Non-GAAP)	$(281)	$93	$(576)	$2,486

Industrial Solutions Segment	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Income	$1,109	$332	$1,891	$2,673
Interest Expense	173	92	577	517
Income Tax Provision (Benefit)	26	(13)	77	70
Depreciation and Amortization	136	113	484	427
Share-based Compensation and Other Stock Payments	40	75	237	258
Adjusted EBITDA (Non-GAAP)	$1,484	$599	$3,266	$3,945

Corporate and Other	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Loss	$(829)	$(762)	$(6,215)	$(7,871)
Interest Expense	197	377	1,209	1,253
Income Tax (Benefit) Provision	(217)	(1,046)	(326)	591
Depreciation and Amortization	19	23	69	136
Share-based Compensation and Other Stock Payments	(26)	281	514	857
Gain on Sale of Manitowoc Industrial Fabrication Operations	-	-	93	-
Proxy Contest-Related Expenses	-	-	-	(10)
Adjusted EBITDA (Non-GAAP)	$(856)	$(1,127)	$(4,656)	$(5,044)

IR CONTACT

Noel Ryan or Brian Hawthorne
BWEN@val-adv.com